QORVO, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN
(As Assumed and Amended and Restated by Qorvo, Inc. Effective January 1, 2015)
(Formerly, the TriQuint Semiconductor, Inc. 2007 Employee Stock Purchase Plan)
The following constitute the provisions of the Qorvo, Inc. 2007 Employee Stock Purchase Plan (as Assumed and Amended and Restated by Qorvo, Inc. Effective January 1, 2015) (formerly, the TriQuint Semiconductor, Inc. 2007 Employee Stock Purchase Plan).
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock at a discount. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the purchase of Common Stock under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Administrator and designed to achieve tax, securities law or other objectives, provided, however, that U.S. Eligible Employees will not be permitted to purchase Stock under the Non-423(b) Component.
2.    Definitions.
(a)    “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(b)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.
(d)    “Board” means the Board of Directors of the Company. Without limiting the effect of the foregoing, on and after the Merger Effective Date, references to the “Board” shall mean the Board of Directors of Qorvo, Inc.
(e)    “Change in Control” means the first to occur of any of the following:
(i)    The date any person shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting stock; or

(ii)    The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty percent (50%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or
(iii)    The date there shall have been a change in a majority of the Board within a 12-month period unless the nomination for election by the Company’s stockholders of each new director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.
(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other “person”, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, its affiliates or any employee benefit plan(s) sponsored or maintained by the Company or any affiliate thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
For the purposes of clarity, a transaction shall not constitute a Change in Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.
The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Company has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(g)    “Code Section 423(b) Component” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
(h)    “Committee” means a committee of the Board appointed in accordance with Section 14 hereof. Without limiting the effect of the foregoing, on and after the Merger Effective Date, references to the “Committee” shall mean the Compensation Committee of the Board of Qorvo, Inc. or other committee of the Board which may be appointed to administer the Plan.
(i)    “Common Stock” means (i) prior to the Merger Effective Date, the common stock of TriQuint Semiconductor, Inc., $.001 par value (also referred to herein as the “TriQuint Common Stock”), and (ii) on and after the Merger Effective Date, the Common Stock of Qorvo, Inc., $.0001 par value, or any successor securities thereto (also referred to herein as the “Qorvo Common Stock”). Without limiting the effect of the foregoing, on and after the Merger Effective

Date, references in the Plan to a number of shares of TriQuint Common Stock will be deemed to refer instead to that number of shares of Qorvo Common Stock as adjusted by the TriQuint Exchange Ratio.
(j)    “Company” means (unless the context otherwise requires, as determined by the Administrator) (i) prior to the Merger Effective Date, TriQuint Semiconductor, Inc., a Delaware corporation (also referred to herein as “TriQuint”), and (ii) on and after the Merger Effective Date, Qorvo, Inc., a Delaware corporation (also referred to herein as “Qorvo”), the surviving parent corporation in the Merger, or any successor thereto.
(k)    “Compensation” means an Employee’s base salary or regular rate of compensation (excluding commissions, bonuses, overtime, employee benefits and similar elements of compensation). The Administrator has the exclusive discretion to determine what constitutes Compensation for purposes of the Plan.
(l)    “Designated Company” means any Affiliate or Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, including, without limitation, on and after the Merger Effective Date, RFMD and TriQuint. For purposes of the Code Section 423(b) Component, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the Code Section 423(b) Component shall not be a Designated Company under the Non-423(b) Component.
(m)    “Director” means a member of the Board.
(n)    “Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, provided, however, that employees of a Designated Company may be Eligible Employees even if their customary employment is less than five (5) months per calendar year and/or twenty (20) hours per week, to the extent required by Applicable Laws and to the extent participation of such employees complies with the requirements of Section 423(b) of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or that is protected accordingly under Applicable Laws. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. To the extent permitted by Applicable Laws, the Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided, however, that for Eligible Employees participating in the Code Section 423(b) Component, such determination must be made on a uniform and nondiscriminatory basis.
(o)    “Employer” means any one or all of the Company and its Designated Companies.
(p)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(q)    “Exercise Date” means the last day preceding May 1 and November 1 of each year. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine when the Exercise Dates will occur during an Offering Period.
(r)    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, LLC, its Fair Market Value will be the closing sales price for such stock on the date immediately preceding the valuation date (or, if there is no closing sales price on such date, then on the trading date nearest preceding the valuation date for which closing price information is available) as quoted on such exchange or system on the valuation date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that the Fair Market Value of the Common Stock on (X) any Offering Date will be the closing sales price for such stock on the date immediately preceding such Offering Date and (Y) any Exercise Date will be the closing sales price for such stock on such Exercise Date;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date immediately preceding the valuation date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that the Fair Market Value of the Common Stock on (X) any Offering Date will be the mean of the closing bid and asked prices for such stock on the date immediately preceding such Offering Date and (Y) any Exercise Date will be the mean of the closing bid and asked prices for such stock on such Exercise Date; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
(s)    “Fiscal Year” means the fiscal year of the Company.
(t)    “Merger” means the consummation of the “Mergers” (that is, the “RFMD Merger” and the “TriQuint Merger”), in each case as defined in the Merger Agreement.

(u)    “Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization among TriQuint, Rocky Holding, Inc. and RFMD dated as of February 22, 2014, as amended July 15, 2014, and as it may be further amended.
(v)    “Merger Effective Date” means the “Effective Time,” as defined in Section 1.3 of the Merger Agreement.
(w)    “Non-423(b) Component” means the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code.
(x)    “Offering Date” means the first day of each Offering Period.
(y)    “Offering Periods” means the period of time the Administrator may determine prior to an Offering Date, for options to be granted on such Offering Date, during which an option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately six (6) months (i) commencing on May 1 of each year and terminating on the last day preceding November 1, approximately six (6) months later, and (ii) commencing on November 1 of each year and terminating on the last day preceding May 1, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(z)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)    “Plan” means this TriQuint Semiconductor, Inc. 2007 Employee Stock Purchase Plan, as amended and restated effective January 1, 2015 and assumed by Qorvo, Inc., which includes a Code Section 423(b) Component and a Non-423(b) Component.
(bb)    “Purchase Period” means the period during an Offering Period when shares of Common Stock may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless and until the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
(cc)    “Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Offering Date for all options to be granted on such Offering Date, subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20. Unless and until the Administrator provides otherwise, the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.
(dd)    “Qorvo” means Qorvo, Inc., a Delaware corporation, and the successor parent corporation of TriQuint.
(ee)    “RFMD” means RF Micro Devices, Inc., a North Carolina corporation and party to the Merger.

(ff)    “RFMD Exchange Ratio” has the meaning given such term in Section 2.1(b) of the Merger Agreement.
(gg)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(hh)    “TriQuint” means TriQuint Semiconductor, Inc., a Delaware corporation.
(ii)    “TriQuint Exchange Ratio” has the meaning given such term in Section 2.2(b) of the Merger Agreement.
(jj)    “U.S. Eligible Employee” means an Eligible Employee who (i) resides in the United States, and (ii) is employed by the Company or by a Designated Company located in the United States.
3.    Eligibility.
(a)    First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period under the Plan will be automatically enrolled in the first Offering Period.
(b)    Subsequent Offering Periods. Any individual who is an Eligible Employee on a given Offering Date of any future Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(c)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.    Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on May 1 and November 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.
(a)    First Offering Period. An Eligible Employee who has become a participant in the first Offering Period under the Plan pursuant to Section 3(a) will be entitled to continue his or her participation in such Offering Period only if he or she submits to the Company’s payroll office (or its designee) a properly completed subscription agreement authorizing contributions to the Plan in the form provided by the Administrator for such purpose or following an electronic or other enrollment procedure prescribed by the Administrator (i) no earlier than the effective date of the filing of the Company’s Registration Statement on Form S-8 with respect to the shares of Common Stock issuable under the Plan, which was June 1, 2007 (the “Effective Date”) and (ii) no later than ten (10) business days from the Effective Date or such other period of time as the Administrator may determine (the “Enrollment Window”). A participant’s failure to submit the subscription agreement during the Enrollment Window pursuant to this Section 5(a) will result in the automatic termination of his or her participation in the first Offering Period under the Plan.
(b)    Subsequent Offering Periods. An Eligible Employee who is eligible to participate in the Plan pursuant to Section 3(b) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing contributions to the Plan in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.
6.    Payroll Deductions/Contributions.
(a)    At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant will have the payroll deductions made on such day applied to his or her account under the subsequent Offering Period. To the extent required by Applicable Laws, the Administrator, in its discretion, may decide that a participant may contribute to the Plan by means other than payroll deductions, provided that allowing participants to contribute to the Plan by other means complies with the requirements of Section 423(b) of the Code. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)    Payroll deductions or other contributions authorized by a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that for the first Offering Period under the Plan, payroll deductions or other contributions will commence on the first pay day on or following the Enrollment Window.
(c)    All payroll deductions or other contributions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account, unless required by Applicable Laws.

(d)    A participant may withdraw, terminate or discontinue his or her participation in the Plan as provided in Section 10, but no other change can be made effective during an Offering Period and, specifically, a participant may not alter the amount of his or her payroll deductions or other contributions for that Offering Period. A participant may increase or decrease the rate of his or her payroll deductions or other contributions for any subsequent Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to the start of the next Offering Period, a new subscription agreement authorizing the change in payroll deduction or contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions or other contributions, the rate of his or her payroll deductions or contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10).
(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), or if the Administrator reasonably anticipates a participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Offering Period (as set forth in Section 7 or as established by the Administrator), a participant’s payroll deductions or other contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, or for participants who have had their contributions reduced due to the applicable limits on the maximum number of shares that may be purchased in any Offering Period, payroll deductions or other contributions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
(f)    At the time the option is exercised, in whole or in part, at the time some or all of the Common Stock issued under the Plan is disposed of, or at the time of any other relevant taxable event, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the relevant taxable event. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.
7.    Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period (i) ending prior to the Merger Effective Date, more than twenty thousand (20,000) shares of Common Stock and (ii) commencing after the Merger

Effective Date, more than three thousand (3,000) shares of the Common Stock, in each case subject to any adjustment pursuant to Section 19, and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period under the Plan, by submitting a properly completed subscription agreement in accordance with the requirements of Section 5(a) on or before the last day of the Enrollment Window, and (ii) with respect to any future Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5(b). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.    Exercise of Option.
(a)    Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated contributions in his or her account. No fractional shares of Common Stock will be purchased; any contributions accumulated in a participant’s account which are not sufficient to purchase a full share will be returned to the participant (without interest thereon, except as otherwise required under Applicable Laws) as soon as administratively practicable. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)    Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, subject in each case to the 400,000 share limitation per Offering Period as set forth in Section 13(a) below, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
9.    Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the

Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying or other dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.
10.    Withdrawal.
(a)    Pursuant to procedures established by the Administrator, a participant may withdraw all but not less than all the contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s contributions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions or other contributions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions or other contributions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)    A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
11.    Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the contributions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.
12.    Interest. No interest will accrue on the contributions of a participant in the Plan, unless required by Applicable Laws.
13.    Stock.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 6,242,871 shares (representing 5,388,084 shares of TriQuint Common Stock available under the Plan immediately prior to the Merger Effective Date, as adjusted by the TriQuint Exchange Ratio, plus 854,787 shares of the Common Stock, no par value per share, of RFMD available under the Employee Stock Purchase Plan of RF Micro Devices, Inc., as amended, immediately prior to the Merger Effective Date, as adjusted by the RFMD Exchange Ratio). Any or all of such shares of Common Stock may be granted under the Code Section 423(b) Component or the Non-423(b) Component. The maximum number of shares of Common Stock that may be purchased during any single Offering Period shall not exceed four hundred thousand (400,000) shares (subject to adjustment as provided in Section 19 herein).
(b)    Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)    Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.    Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of Applicable Laws and procedures for jurisdictions outside of the United States, and may delegate authority to implement any of the foregoing to any specified officer of the Company in accordance with Applicable Laws and subject to such terms and conditions as may be determined by the Administrator. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans regarding the duration and timing of Offering Periods and Purchase Periods, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements, and may delegate authority to implement any of the foregoing to any specified officer of the Company in accordance with Applicable Laws and subject to such terms and conditions as may be determined by the Administrator.
15.    Designation of Beneficiary.
(a)    Except as otherwise provided by the Administrator, a participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, except as otherwise provided by the Administrator, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)    All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time.
16.    Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.
17.    Use of Funds. The Company may use all contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such contributions, unless required by Applicable Laws. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.
18.    Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Section 7.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.
(c)    Merger or Change in Control. In the event of a merger or Change in Control, unless the Administrator determines otherwise, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, unless the Administrator determines otherwise, the Offering Period with respect to which such option relates will be shortened by setting a new Exercise Date (the “CIC New Exercise Date”) and will end on the CIC New Exercise Date. The CIC New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing prior to the CIC New Exercise Date, that the Exercise Date for the participant’s option has been changed to the CIC New Exercise Date and that the participant’s option will be exercised automatically on the CIC New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.
20.    Amendment or Termination.
(a)    The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under Applicable Laws) as soon as administratively practicable.
(b)    Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll deductions or contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;
(ii)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(iii)    shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;
(iv)    reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and
(v)    reducing the maximum number of Shares a participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.
21.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.    Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan. The Effective Date of the Plan was June 1, 2007. The Plan was amended and restated effective January 1, 2015 in connection with the assumption of the Plan by Qorvo as a result of the Merger. It will continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated under Section 20.
24.    Stockholder Approval. The Plan was subject to and received the approval of the stockholders of TriQuint within twelve (12) months after the date the Plan was adopted by the Board. Subsequent stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25.    Automatic Transfer to Low Price Offering Period. To the extent determined by the Administrator and permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.
26.    Severability. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.
27.    Section 409A. The Code Section 423(b) Component is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.
28.    Governing Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

2017 DECLARATION OF AMENDMENT TO
QORVO, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN

THIS 2017 DECLARATION OF AMENDMENT, is made effective as of the 8th day of February, 2017, by QORVO, INC. (the “Company”), to the Company’s 2007 Employee Stock Purchase Plan, as assumed and amended and restated by the Company effective January 1, 2015 (the “Plan”).
R E C I T A L S:

WHEREAS, the Board of Directors of the Company has deemed it advisable to amend Section 23 of the Plan to eliminate the fixed term of the Plan; and
WHEREAS, the Company desires to evidence such amendment by this 2017 Declaration of Amendment.
NOW, THEREFORE, IT IS DECLARED that Section 23 of the Plan shall be and hereby is amended in its entirety as follows:
1.Amendment to Section 23. Section 23 (“Term of Plan”) of the Plan is hereby amended in its entirety by deleting Section 23 and inserting the following in lieu thereof:
“The Effective Date of the Plan was June 1, 2007. The Plan was amended and restated effective January 1, 2015 in connection with the assumption of the Plan by Qorvo as a result of the Merger. It will continue in effect until terminated under Section 20.”
2.Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, this 2017 Declaration of Amendment is executed on behalf of Qorvo, Inc. effective as of the day and year first above written.
QORVO, INC.

By:	/s/ Robert A. Bruggeworth Robert A. Bruggeworth
Chief Executive Officer
ATTEST:

/s/ Jeffrey C. Howland
Jeffrey C. Howland
Secretary